                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 16, 2001

                            U.S. PLASTIC LUMBER CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                 ---------------

          NEVADA                      000-23855                  87-0404343
----------------------------   ------------------------       ----------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

                                 ---------------

                        2300 W. GLADES ROAD, SUITE 400 W
                            BOCA RATON, FLORIDA 33431
                   -------------------------------------------
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code: (561) 394-3511
                                            --------------

                                 NOT APPLICABLE
                          -----------------------------
                         (Former name or former address,
                          if changed since last report)

FORWARD LOOKING STATEMENTS

    When used in this Current Report, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to U.S. Plastic Lumber Corp.'s (the "Company") failure to comply with covenants in debt agreements, the Company's history of losses, ability to maintain compliance with Nasdaq's requirements for continued listing, economic conditions, changes in laws or regulations, exposure on providing extended warranties on products, ability to attract and retain employees, demand for products and services of the Company, dilution, expertise, newly developing technologies, loss of permits, conflicts of interest and related party transactions, regulatory matters, protection of technology, environmental concerns, ability to implement the Company's growth strategy, seasonality, operating hazards and insurance coverage, lack of industry standards, raw material commodity pricing, the ability to receive bid awards, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements included in the Company's Annual Report on Form 10-K, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made.

ITEM 5. OTHER EVENTS

18% CONVERTIBLE DEBENTURE TRANSACTION

    On June 15, 2001, the Company sold an 18% convertible debenture due July 1, 2002 in the principal amount of $4.0 million (the "Debenture") and a warrant to purchase 250,000 shares of its common stock, at an initial purchase price of $2.00 per share, (the "Warrant") to Halifax Fund L.P. ("Halifax"). Halifax paid the Company $4.0 million for these securities. The principal amount of the Debenture bears interest at a rate of 18% per year through August 15, 2001 and after that date at a rate of 25% per year.

    The Company has the option at any time and, upon five business days notice, to repurchase all or any part of the Debenture. After August 15, 2001, if the Company has not repurchased the Debenture, or has not consummated a sale/leaseback under the terms described in the Debenture Purchase Agreement, Halifax may convert the principal amount plus accrued interest and any default payments on the Debenture into shares of the Company's common stock. The conversion price of the common stock under the Debenture is a price per share equal to the average of the lowest trading prices of the common stock on the principal trading market for the common stock during any three trading days during the twenty-two trading days immediately prior to the conversion date. If the Debenture is not repurchased by August 15, 2001 or the sale/leaseback is not completed, the Company is required to issue to Halifax for no consideration another warrant to purchase 250,000 shares of its common stock at a purchase price per share equal to 120% of the closing market price of such stock on August 15, 2001. The Company did not repurchase the Debenture or complete the sale/leaseback. Therefore, on August 15, 2001, the Company issued Halifax a warrant to purchase 250,000 shares of its common stock.

    As part of the financing, the Company also granted a subordinate lien on all its assets to Halifax through a Security Agreement. The lien not only secures the Company's obligations under the Debenture, but it also secures the Company's obligations under the $7.5 million principal amount of the 5% Convertible Debenture due February 5, 2005 and $1.0 million stated value of the Company's Series D Preferred Stock previously sold to Halifax.

    Halifax has agreed to convert at least $1.0 million, but no more than $2.0 million, principal amount of its 5% Debenture within 20 trading days of June 15, 2001. Halifax has also agreed not to convert any additional principal amount of the 5% Debenture through December 15, 2001 so long as: (i) the Company is not in default under the agreements covering the Debenture, the 5% Debenture and the Warrant; (ii) Halifax is repaid the Debenture on or before August 15, 2001;
(iii) the Company does not opt to repurchase any part of the Debenture or the 5% Debenture; and (iv) on days when the Company's common stock trades at a price below $3.00 per share.

    Through June 14, 2002:

    o if the Company issues common stock on securities convertible into common stock at a discount, in Halifax's judgment at terms more favorable than the Debenture, or at a price lower than the applicable Debenture conversion price, Halifax can require the Company to adjust the Debenture for the discount, lower price or favorable terms; or

    o if a holder of a floating rate security convertible into the Company's common stock has the right to exercise, exchange or convert the security at a price lower than the Debenture conversion price, then the conversion price must become equal to the lower price.

    Halifax may not convert the Debenture and the Warrant into more than 19.99% of the Company's common stock issued and outstanding on the conversion date if the Company's shareholders did not approve the sale of the Debenture and Warrant pursuant to the marketplace rules of the NASD, Inc. If this limitation would be exceeded, Halifax may request that the Company redeem the remaining outstanding principal amount of the Debenture in excess of the 19.99% for a price equal to 120% of the outstanding principal amount of the Debenture.

    Through a Registration Rights Agreement entered into with Halifax (the "Registration Rights Agreement") dated June 15, 2001, the Company agreed to register two times the sum of the number of shares of common stock which are issuable upon conversion of the Debentures. Approximately eight million of the shares may become issuable upon the conversion of the Debenture by Halifax. The Registration Rights Agreement requires us to register one and one-half times the number of shares issuable upon the exercise of the Warrant.

    The Registration Rights Agreement provides that the Company will pay in cash a default payment for each thirty day period while the Company is in default equal to 2.5% of the sum of the outstanding principal amount plus the accrued interest and unpaid default payments on the Debenture in the event of any of the following events of default:

    o if the common stock underlying the Debenture and Warrant fail to be listed on a trading market permitted by the agreement;

    o if the registration statement registering the common stock underlying the Debenture and Warrant has not been declared effective before September 14, 2001;

    o if the Company fails, refuses or has an insufficient number of shares of its common stock to issue upon a conversion of the Debenture; and

    o excluding general trading suspensions of all securities, if Halifax cannot sell the common stock underlying the Debenture or Warrant for five consecutive days or ten days in any calendar year under the registration statement registering the common stock.

    In the event of a default of the Registration Rights Agreement, it provides that, if Halifax elects, the Company will redeem the unconverted portion of the Debenture at a price equal to 1.3 times the sum of the outstanding principal amount plus accrued but unpaid interest plus default payments on the Debenture and redeem the common stock converted or exercised from the Debenture or the Warrant and the common stock underlying the unexercised Warrant at a price equal to 1.3 times the product of the number of shares to be redeemed times the market price of the Company's common stock at the time such common stock was received.

    On August 9, 2001, the Company and Halifax agreed to amend the debenture to change the due date from May 31, 2002 to July 1, 2002.

THE CAPITAL STOCK OF THE COMPANY

    In October 2000, the Company issued 1,187,285 shares of the Company's Series D Preferred Stock to investors in a private offering at a purchase price of $3.50 per share. On June 14, 2001, the Company filed a Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations for the Series D Preferred Stock which amended and restated certain terms of the Series D Preferred Stock as set forth in detail below.

    As a result of these changes and in order to facilitate incorporation by reference into other documents filed or to be filed with the SEC, the description of the Company's capital stock is set forth below:

    The following summary is qualified in its entirety by reference to our Restated Articles of Incorporation, the Amended and Restated Bylaws and the Certificates of Designation related to each series of preferred stock, which are available upon request.

    Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

COMMON STOCK

    As of August 31, 2001, 38,191,256 shares of the common stock were outstanding. Each share of the common stock is entitled to one vote and each fractional share of the common stock is entitled to a corresponding fractional vote on each matter submitted to a vote at a shareholders' meeting. Our shareholders may not cumulate votes in connection with the election of directors or for any other purpose. A voting group of shareholders approves an action on the matter, other than the election of directors, if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, is elected to the board of directors. Our directors are divided into three classes, which are elected for staggered terms of three years.

    Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the common stock are entitled to equal dividends and distributions per share, with respect to the common stock, when and if declared by our board of directors from funds legally available for such dividends and distributions. Shares of the common stock have no pre-emptive or conversion rights. There are no redemption or sinking fund provisions applicable to shares of the common stock. Upon our liquidation, dissolution or winding up, and after payment of liabilities and the liquidation preference of any then outstanding preferred stock, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of the common stock.

    All outstanding shares of the common stock are fully paid and non-assessable, and the shares of the common stock outstanding upon the completion of this offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. Fully paid shares of the common stock are not liable to any further call or assessment.

PREFERRED STOCK

    As of August 31, 2001, 2,901,570 shares of preferred stock were outstanding, including 1,187,285 shares of Series D Preferred Stock and 1,714,285 shares of Series E Preferred Stock. The Company also issued Series A and Series B Preferred Stock which were subsequently converted or redeemed. No shares of Series A or Series B Preferred Stock were outstanding as of June 15, 2001.

    The board of directors of the Company has the authority, without further action by our holders of common stock, to issue shares of the preferred stock in one or more series and to designate the relative rights and preferences of shares of the preferred stock. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in our control without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Series D Preferred Stock

    The preference rights and limitations of the Series D Preferred Stock are described below. The Series D Preferred Stock pays a quarterly cash dividend at an annual rate of 15%, with the initial dividend payment commencing on March 31, 2001. Each share of Series D Preferred Stock is convertible into one share of the Company's common stock at the option of the holder, subject to certain rights of the Company. In addition, if the Company's common stock is trading at an average closing price of $3.50 per share or higher for 20 consecutive trading days at any time prior to March 1, 2001, the Company has the right to require the conversion of each share of the Series D Preferred Stock into one share of common stock. If the Series D Preferred Stock is not converted as described above, each share of the Series D Preferred Stock automatically converts into one share of common stock on March 1, 2002. The net proceeds of $4.1 million from the sale of the Series D Preferred Stock were used for general corporate purposes. The foregoing description of the Series D Preferred Stock is qualified in its entirety by reference to the Certificate of Amendment to the Certificate of Designation attached hereto. The Company has agreed to use its best efforts to register the common stock underlying the Series D Preferred Stock on or before June 30, 2001.

Series E Preferred Stock

    The Series E Preferred Stock pays a monthly cash dividend at an annual rate of 10%, with the initial dividend payable on January 15, 2001. Each share of Series E Preferred Stock has a stated value of $1.75 and is convertible into one share of common stock at the option of the holder at any time after December 31, 2001, subject to certain rights of the Company. In addition, if the common stock is trading at an average closing price of $1.75 per share or higher for 20 consecutive trading days at any time prior to March 1, 2002, the Company has the right, subject to certain other conditions, to require conversion of the Series E Preferred Stock into shares of common stock. If the Company elects not to require such conversion, the Series E Preferred Stock automatically converts into common stock on March 1, 2002. The Company has an option to redeem the Series E Preferred Stock at 110% of the initial purchase price in cash prior to December 31, 2001. If the Company does not redeem the Series E Preferred Stock, the Company is obligated to use its best efforts to register the underlying common stock on or before March 1, 2002.

Liquidation Preference of Series D and Series E Preferred Stock

    In the event of the Company's liquidation, dissolution or winding up of the affairs, whether voluntary or otherwise, after payment of provision for payment of the Company's debts and other liabilities, the holders of the Series D Preferred Stock and Series E Preferred Stock will be entitled to receive from the remaining net assets, if any, before the holders of the common stock or other classes of preferred stock ranking junior to Series D and Series E Preferred Stock, the stated value of the Series D Preferred Stock and Series E Preferred Stock, respectively. The Series D Preferred Stock ranks on parity with the Series E Preferred Stock in case of a liquidation, dissolution or winding up of the Company's affairs. Upon the payment of the stated value in full to the holders of the outstanding Series D Preferred Stock and Series E Preferred Stock, such holders will not be entitled to any further participation in the distribution of the Company's assets.

Voting Rights of Series D and Series E Preferred Stock

    Except as otherwise required by law, the holders of the Series D Preferred Stock or Series E Preferred Stock are not entitled to vote at any meeting of the shareholders for the election of directors or for any other purpose or otherwise to participate in any action taken by holders of common stock.

AMENDMENT TO THE COMMON STOCK PURCHASE AGREEMENT WITH FUSION CAPITAL FUND II

    On August 31, 2001, the Company entered into an Amended and Restated Common Stock Purchase Agreement, dated May 16, 2001, with Fusion Capital Fund II, LLC (the "Common Stock Purchase Agreement") which amended its agreement with Fusion Capital entered into on December 7, 2000. Pursuant to the terms of the amended agreement with Fusion Capital, Fusion Capital agreed to purchase up to $6.0 million of the Company's common stock subject to its right to require the purchase of an additional $6.0 million of its common stock following the completion of the sale of the first $6.0 million tranche. The first $6.0 million tranche is to be purchased by Fusion Capital at a rate of up to $500,000 per each successive 20 trading day period, in increments of $25,000 per trading day, over the 12 month term of the agreement which may be extended to 18 months at the Company's discretion. The purchase price per share as of any purchase date will be equal to the lesser of: (1) the lowest sale price of the common stock on the purchase date or (2) the arithmetic average of the five lowest closing bid prices for the common stock during the fifteen consecutive trading days ending on the trading day immediately preceding such purchase date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the fifteen consecutive trading days). It is the current intention of the Company to register only 1,300,000 shares, so that the Company has some availability under the equity credit line. In the event the Company decides to draw down the entire $6 million, it would cause substantial dilution to the shareholders at current stock prices. Inclusive in the 1,300,000 shares to be registered are (i) 200,000 shares of the Company common stock issued to Fusion Capital as a commitment fee, which unless an event of default occurs, Fusion Capital is required to hold these shares until the earlier of May 11, 2002 or until the Common Stock Purchase Agreement has been terminated and (ii) 100,000 shares to be issued to Fusion Capital upon the exercise of its warrant.

    Under the Common Stock Purchase Agreement, Fusion Capital, subject to the Company's right to suspend purchases, is required to purchase specified dollar amounts of the Company's common stock from time to time. Subject to the limits on purchase and the termination rights described below, each trading day during each successive 20 trading day period during the initial 12 month term of the common stock purchase agreement, Fusion Capital is required to purchase shares of the Company's common stock in an amount equal to the daily base amount, which initially is $25,000 per trading day. The Company has the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. The Company also has the right to increase the daily purchase amount at any time for any reason up to the remaining balance of the $6.0 million; provided however, the Company may not increase the daily purchase amount above $25,000 unless our stock price has been above $3.50 per share for five consecutive trading days. For any trading day that the sale price of the Company's common stock is below $3.50, the daily purchase amount shall not be greater than $25,000.

    Notwithstanding the foregoing, Fusion Capital may not purchase shares of common stock under the Common Stock Purchase Agreement if Fusion Capital together with its affiliates would beneficially own more than 4.9% of our outstanding common stock immediately after the proposed purchase. If the 4.9% limitation is ever reached, the Company has an option to increase such limitation to 9.9%. If the 9.9% limitation is ever reached, this will not limit Fusion Capital's obligation to purchase the daily base amount subject to the Company's right to increase or decrease that amount as specified above.

    Several conditions are required to be completed before Fusion Capital is obligated to begin purchases under the Common Stock Purchase Agreement which include, but are not limited to the following:

    (1) A registration statement for at least 700,000 shares, including the 200,000 commitment shares previously issued, must be declared effective by the Securities and Exchange Commission and no stop order with respect to the registration statement is pending or threatened by the Securities and Exchange Commission;

    (2) Any restrictive legend set forth on the certificate representing the 200,000 commitment shares must be removed;

    (3) Trading in the Company's common stock must not have been within the last 365 days suspended by the Securities and Exchange Commission or the Nasdaq National Market;

    (4) The $6.0 million of shares of the Company's common stock to be purchased by Fusion Capital and the 200,000 commitment shares must be approved for listing upon the Nasdaq National Market;

    (5) The Company's representations and warranties contained in the common stock purchase agreement must be true and correct in all material respects as of the date when made and as of the commencement date as though made at that time, except for representations and warranties that speak as of a specific date; and

    (6) The Company must have performed, satisfied and complied with the covenants, agreements and conditions required by the Common Stock Purchase Agreement and other related agreements to be performed, satisfied or complied with by the Company at or prior to the commencement date.

    Under the terms of the Common Stock Purchase Agreement, Fusion Capital has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of the Company's common stock during any time prior to the termination of the Common Stock Purchase Agreement.

    The Common Stock Purchase Agreement provides that the Company may terminate the purchase agreement upon three trading days notice, subject to honoring any purchases pending on or prior to the third trading day after receipt of the Company's termination notice.

    Generally, Fusion Capital may terminate the Common Stock Purchase Agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

        o if for any reason the shares registered with the SEC cannot be sold pursuant to the related prospectus for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

        o suspension by the Nasdaq National Market of the Company's common stock from trading for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

        o the Company's failure to satisfy any listing criteria of the Nasdaq National Market for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

        o the failure of the transfer agent to issue shares of the Company's common stock, which Fusion Capital is entitled to receive, to Fusion Capital within five trading days after the applicable purchase date;

        o if, upon Fusion Capital's purchase under the Common Stock Purchase Agreement, the issuance of shares of the Company's common stock to Fusion Capital would exceed the number of shares the Company is permitted to issue without violating the Nasdaq National Market maintenance requirements;

        o any breach of the representations or warranties or covenants contained in the Common Stock Purchase Agreement or any related agreements which could have a material adverse affect on the Company, subject to a cure period of at least 10 trading days;

        o a default of any payment obligation by the Company under any contract or acceleration of any mortgage or instrument where the indebtedness or guarantee is in excess of $1.5 million; or

        o any participation in insolvency or bankruptcy proceedings by or against the Company.

    Fusion Capital will also have an option to terminate the Common Stock Purchase Agreement if:

        o the Company fails to file with the SEC a registration statement registering shares purchased or to be purchased by Fusion Capital under the Common Stock Purchase Agreement and 200,000 commitment shares on or before October 31, 2001;

        o the SEC has not declared such registration statement effective on or before February 28, 2002; or

        o the purchase of shares under the Common Stock Purchase Agreement has not occurred on or before March 6, 2002.

    In connection with the amendment of the Common Stock Purchase Agreement on August 31, 2001, the Company issued Fusion Capital a five-year warrant to purchase 100,000 shares of the Company's common stock. The warrant is immediately exercisable at the exercise price of $1.00 per share.

    Until the termination of the Common Stock Purchase Agreement, the Company has agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity like securities unless the Company has obtained Fusion Capital's prior written consent.

    To the extent, all of the shares of the Company's common stock purchasable under the first tranche of the Common Stock Purchase Agreement have been purchased by Fusion Capital, upon timely notice, the Company has the right, in its sole discretion, to require Fusion Capital to commence the second tranche of financing up to an additional $6.0 million subject to Fusion Capital entering into the second common stock purchase agreement with us on substantially the same terms as the agreement related to the first tranche. In connection with the second tranche agreement, Fusion Capital will be entitled to commitment shares described above. Fusion Capital will not be obligated to enter into the second common stock purchase agreement unless the Company timely delivers the second tranche notice to Fusion Capital and unless the Company enters into a second common stock purchase agreement with Fusion Capital within 30 trading days after Fusion Capital purchases the first $6.0 million of the common stock under the initial common stock purchase agreement. If the Company decides to enter into an agreement for a second tranche, Fusion Capital will be entitled to receive an additional commitment fee equal to 8% of $6.0 million payable in the form of common stock based upon an average of the closing bid prices for the common stock for the ten consecutive tradings immediately preceding the Company's delivery notice of its election to enter into a second tranche.

Item 7.  Financial Statements and Exhibits

    (a) Financial Statements - None.

    (b) Pro forma financial information - None.

    (c) Exhibits. The following exhibits are filed herewith or incorporated by reference herein from the Form 8-K filed with the Securities and Exchange Commission on June 15, 2001:

                  Item S-K
                  Exhibit No.     Description
                  -----------     -----------

                       4.1 Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (Incorporated by reference from Exhibit 4.1 of the Form 8-K dated June 15, 2001).

                       4.2 18% Convertible Debenture, issued to Halifax Fund, L.P. (Incorporated by reference from
                                  Exhibit 4.2 of the Form 8-K dated June 15,
                                  2001)

                       4.3 Common Stock Purchase Warrant issued to Halifax Fund, L.P. dated June 15, 2001. (Incorporated by reference from Exhibit 4.3 of the Form 8-K dated June 15, 2001)

                  Item S-K
                  Exhibit No.     Description
                  -----------     -----------

                       4.4 Common Stock Purchase Warrant issued to Halifax Fund, L.P. dated August 15, 2001.

                       4.5 Common Stock Purchase Warrant issued to Fusion Capital Fund II, LLC., dated August 31, 2001.

                       10.1 Convertible Debenture Purchase Agreement dated June 15, 2001 between U.S. Plastic Lumber and Halifax Fund, L.P. (Incorporated by reference from Exhibit 10.1 of the Form 8-K dated June 15, 2001)

                       10.2 Registration Rights Agreement dated June 15, 2001 between U.S. Plastic Lumber and Halifax Fund, L.P. (Incorporated by reference from
                                  Exhibit 10.2 of the Form 8-K dated June 15,
                                  2001)

                       10.3 Security Agreement dated June 15, 2001 between U.S. Plastic Lumber, its subsidiaries and Halifax Fund, L.P. (Incorporated by reference from Exhibit 10.3 of the Form 8-K dated June 15, 2001)

                       10.4 Subordination and Intercreditor Agreement dated June 15, 2001 between Bank of America, N.A. and Halifax Fund, L.P. (Incorporated by reference from Exhibit 10.4 of the Form 8-K dated June 15, 2001)

                       10.5 Letter Agreement by and between U.S. Plastic Lumber and Halifax Fund, L.P., dated August 9, 2001. (Incorporated by reference from Exhibit
                                  10.2 of the Form 10-Q for the quarterly period ended June 30, 2001)

                       10.6 Letter Agreement by and between U.S. Plastic Lumber and Fusion Capital Fund II, LLC, dated August 31, 2001.

                       10.7 Amended and Restated Common Stock Purchase Agreement with Fusion Capital dated May 16, 2001

                       10.8 Registration Rights Agreement with Fusion Capital dated May 16, 2001

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         U.S. PLASTIC LUMBER CORP.

                                         (Registrant)




Date:  September 18, 2001                By: /s/ Bruce C. Rosetto
                                            ------------------------------------
                                            Bruce C. Rosetto, Vice President and
                                            General Counsel/Secretary

                                  EXHIBIT INDEX

                  Item S-K
                  Exhibit No.     Description
                  -----------     -----------

                       4.1 Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (Incorporated by reference from Exhibit 4.1 of the Form 8-K dated June 15, 2001).

                       4.2 18% Convertible Debenture, issued to Halifax Fund, L.P. (Incorporated by reference from
                                  Exhibit 4.2 of the Form 8-K dated June 15,
                                  2001)

                       4.3 Common Stock Purchase Warrant issued to Halifax Fund, L.P. dated June 15, 2001. (Incorporated by reference from Exhibit 4.3 of the Form 8-K dated June 15, 2001)

                       4.4 Common Stock Purchase Warrant issued to Halifax Fund, L.P. dated August 15, 2001.

                       4.5 Common Stock Purchase Warrant issued to Fusion Capital Fund II, LLC., dated August 31, 2001.

                       10.1 Convertible Debenture Purchase Agreement dated June 15, 2001 between U.S. Plastic Lumber and Halifax Fund, L.P. (Incorporated by reference from Exhibit 10.1 of the Form 8-K dated June 15, 2001)

                       10.2 Registration Rights Agreement dated June 15, 2001 between U.S. Plastic Lumber and Halifax Fund, L.P. (Incorporated by reference from
                                  Exhibit 10.2 of the Form 8-K dated June 15,
                                  2001)

                       10.3 Security Agreement dated June 15, 2001 between U.S. Plastic Lumber, its subsidiaries and Halifax Fund, L.P. (Incorporated by reference from Exhibit 10.3 of the Form 8-K dated June 15, 2001)

                       10.4 Subordination and Intercreditor Agreement dated June 15, 2001 between Bank of America, N.A. and Halifax Fund, L.P. (Incorporated by reference from Exhibit 10.4 of the Form 8-K dated June 15, 2001)

                       10.5 Letter Agreement by and between U.S. Plastic Lumber and Halifax Fund, L.P., dated August 9, 2001. (Incorporated by reference from Exhibit
                                  10.2 of the Form 10-Q for the quarterly period ended June 30, 2001)

                       10.6 Letter Agreement by and between U.S. Plastic Lumber and Fusion Capital Fund II, LLC, dated August 31, 2001.

                       10.7 Amended and Restated Common Stock Purchase Agreement with Fusion Capital dated May 16, 2001

                       10.8 Registration Rights Agreement with Fusion Capital dated May 16, 2001